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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2002

Commission File No. 1-16263

MARINE PRODUCTS CORPORATION
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2572419 (I.R.S. Employer Identification Number)

2170 Piedmont Road, NE, Atlanta, Georgia 30324
(Address of principal executive offices) (zip code)

(404) 321-7910
Registrant's telephone number, including area code

Item 4. CHANGES TO REGISTRANT'S CERTIFYING ACCOUNTANT

On July 23, 2002 Marine Products Corporation (the "Company") voted to dismiss its independent accountants, Arthur Andersen LLP ("Andersen"), and to engage the services of Ernst & Young LLP ("Ernst & Young") to serve as its new independent accountants, effective immediately. This determination followed the Company's decision to seek proposals from independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2002. The decision to dismiss Andersen and to engage the services of Ernst & Young was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

During the Company's two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through July 23, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years ended December 31, 2001 and 2000, or during any subsequent interim period through July 23, 2002.

The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the two fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

As required under Securities and Exchange Commission regulations, the Company provided Andersen with a copy of the foregoing disclosures and requested that Andersen furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this disclosure and, if not, stating the respects in which it does not agree. Although reasonable efforts have been made by the Company, it has been unable to obtain such a letter from Andersen. The Company is therefore relying on temporary Item 304T(2) of Regulation S-K in filing this report on Form 8-K.

During the Company's two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through July 23, 2002, the Company did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction or regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2002	Marine Products Corporation
	By:	/s/ BEN M. PALMER
Ben M. Palmer Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary

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  Item 4. CHANGES TO REGISTRANT'S CERTIFYING ACCOUNTANT
SIGNATURES